EXHIBIT 4.5

                               TPG HOLDINGS, INC.
                     KEY MANAGEMENT STOCK OPTION PLAN (1996)

1.      PURPOSES AND DATE OF ADOPTION

        The purposes of the TPG Holdings, Inc. Key Management Stock Option Plan
(1996)(the "Plan") are to (a) create stockholder value by providing incentives to selected Key Employees who contribute, and are expected to contribute, materially to the success of TPG Holdings, Inc. (the "Company") and its Subsidiaries; (b) provide a means of rewarding outstanding performance by such Key Employees; and (c) enhance the interests of such Key Employees in the Company's and its Subsidiaries' continued success and progress by providing them a proprietary interest in the Company. Further, the Plan is designed to enhance the Company's ability to maintain a competitive position in attracting and retaining qualified key personnel necessary for the continued success and progress of the Company. This Plan was adopted by the Board (as defined below) on June 5, 1996.

        Options granted under this Plan may be intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be nonqualified options, as determined by the Committee (as defined below) and as set forth in the Option Agreements (as defined below).

2.      DEFINITIONS

        As used in this Plan, and in any Option Agreement (as defined below), the following terms shall have the following meanings, unless the context requires otherwise:

        (a) "COMMON STOCK" shall mean the Common Stock of the Company, par value $1.00 per share.

        (b) "DATE OF GRANT" shall mean the date on which an Option is granted pursuant to this Plan.

        (c) "DISINTERESTED DIRECTOR" shall mean a director who is not, during the twelve months immediately prior to service as an administrator of the Plan, or during such service, granted or awarded an Option pursuant to the Plan or equity securities pursuant to any other plan of the Company or any of its affiliates (except as to the extent such grant or award would not disqualify such director as a disinterested director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (d) "FAIR MARKET VALUE" shall mean the value of the Company as an on-going concern as determined by the Committee who shall determine such fair market valuation in good faith.

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        (e) "INCENTIVE STOCK OPTION" means an Option to purchase Common Stock that meets the requirements of Section 422 of the Code.

        (f) "KEY EMPLOYEE" means any employee of the Company or a Subsidiary selected to participate in this Plan.

        (g) "NONSTATUTORY OPTION" means an Option to purchase Common Stock that does not meet the requirements of Section 422 of the Code or that will not be treated as an Incentive Stock Option.

        (h) "OPTION" means an Incentive Stock Option or a Nonstatutory Option.

        (i) "OPTIONEE" shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.

        (j) "PLAN ADOPTION DATE" means the date on which the Plan is adopted by the Board (as set forth in Section 1), or approved by the stockholders of the Company, whichever is earlier.

        (k) "SUBSIDIARY" shall mean any now existing or hereinafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

3.      SHARES SUBJECT TO THE PLAN

        The aggregate number of shares of Common Stock for which Options may be granted under this Plan shall not exceed 25,000 shares of Common Stock. Such shares may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. The total number of shares authorized under this Plan will be subject to increase or decrease in order to give effect to the adjustment provisions of Section 9 and to give effect to any amendment adopted as provided in Section 13. If any Option granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the corresponding number of shares will again be available for purposes of the Plan.

4.      ADMINISTRATION

        (a) THE COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board"), if each member is a Disinterested Director, or, at the option of the Board, a committee of two or more Disinterested Directors appointed by the Board (the group responsible for administering the Plan is referred to herein as the "Committee"). A majority of the Committee will constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present or actions unanimously approved in writing by all members of the Committee will be the actions of the Committee. Vacancies occurring on the Committee will be filled by the

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Board. The Committee will have full and final authority to interpret the Plan and the agreements evidencing the Options; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations (including, without limitation, determinations of fact and law) necessary or advisable for the administration of the Plan. The Committee's determination in all matters relating to the interpretation and administration of the Plan will be conclusive and binding for all purposes and upon all persons including, without limitation, the Company, the stockholders of the Company, the Committee and each of the members thereof, the employees of the Company and their respective successors in interest.

        (b) LIABILITY OF COMMITTEE. No member of the Committee will be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Committee will have the power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

        (c) DETERMINATIONS OF THE COMMITTEE. In making its determinations concerning the Key Employees who will receive Options, as well as the number of shares of Common Stock to be covered thereby and the time or times at which they will be granted, the Committee will take into account the nature of the services rendered by the respective Key Employees, their past, present and potential contributions to the Company's success and such other factors as the Committee may deem relevant. The Committee will also determine the form of the Option Agreements (as defined below) to be issued under the Plan and the terms and conditions to be included therein, provided such terms and conditions are consistent with the terms of this Plan. The Committee may, in its discretion or in accordance with a direction from the Board, waive any provisions of any Option Agreement provided such waiver is not inconsistent with the terms of this Plan as then in effect.

5.      PARTICIPATION IN PLAN

        (a) ELIGIBILITY TO RECEIVE OPTIONS. The Committee may grant Options to purchase Common Stock to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one or more of its Subsidiaries) who are determined by the Committee to be Key Employees of the Company or one or more of its Subsidiaries on the Date of Grant. The Committee shall also determine the number of Options, the number of shares of Common Stock subject to each Option, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the shares of Common Stock subject thereto and such other terms and conditions of each Option, if any, as are not inconsistent with the provisions of this Plan. In connection with the granting of Incentive Stock Options, the aggregate Fair Market Value (determined at the Date of Grant of an Incentive Stock Option) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

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        (b) NO GUARANTEE OF EMPLOYMENT. Nothing in the Plan or in an Option
Agreement (as defined below) will in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate a Key Employee's employment at any time, without regard to the effect of such termination on any rights the Key Employee would otherwise have under the Plan, or give any right to the Key Employee to remain employed by the Company or a Subsidiary in any particular position or at any particular rate of compensation.

6.      OPTIONS.

        (a) GRANT. The Committee may grant Incentive Stock Options and/or Nonstatutory Stock Options to Key Employees

        (b) EXERCISE PRICE. The exercise price or prices for Common Stock subject to an Option (the "Exercise Price") granted pursuant to the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder being referred to herein as a "10-Percent Stockholder"), the Exercise Price for any Incentive Stock Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

        (c) OPTION AGREEMENTS. Options will be evidenced by stock option agreements (the "Option Agreements") in such form as the Committee approves and containing such terms and conditions, including the period in which the Options are exercisable, whether in installments or otherwise, as are contained therein, which need not be the same for all Options.

        (d) OPTIONS NON-TRANSFERRABLE. An Option granted under the Plan will by its terms be non-transferrable by the Key Employee otherwise than by will or the laws of descent and distribution and during the lifetime of the Key Employee will be exercisable only by him or her or, if disabled, his or her legal representative. No transfer of an Option by a Key Employee by will or the laws of descent and distribution will be effective upon the Company unless the Company has been furnished with written notice hereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

        (e) PAYMENT ON EXERCISE. No shares of Common Stock will be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option will be made in cash or by certified or cashier's check. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto by the Company in person or by certified mail. No person will have any rights as a stockholder with respect to any shares of Common Stock covered by an Option unless and until he or she has become the holder of record of such share, and except as otherwise permitted by Section 9, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash,

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securities, or other property or distributions of other rights) in receipt of such share for which the record date is prior to the date on which such person has become the holder of record.

        (f) ELECTION TO PAY SHARE APPRECIATION IN CASH. Upon an Optionee's exercise of an Option, the Committee shall have the authority, in its sole discretion, to elect to pay to that Optionee, in lieu of issuing Common Stock to such Optionee, the excess of the Fair Market Value of the Common Stock on the Exercise Date over the Exercise Price (i.e., the appreciation in the underlying Common Stock).

7. TERM OF STOCK OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE.

        No Incentive Stock Option granted pursuant to this Plan shall be exercisable (a) more than five (5) years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten (10) years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No Nonstatutory Option granted pursuant to this Plan shall be exercisable more than ten (10) years after the Date of Grant. The Company shall not be required to issue any fractional shares of Common Stock upon the exercise of any Options granted under this Plan. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares of Common Stock subject to an Option unless and until said Option has been exercised and the Exercise Price for the shares of Common Stock in respect of which the Option has been exercised has been paid. An Option shall not be exercisable except the by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution.

8.      TERMINATION OF EMPLOYMENT AND DEATH

        The Committee shall determine at the Date of Grant what conditions shall apply to the exercise of an Option granted under this Plan in the event an Optionee shall cease to be employed by the Company or a Subsidiary for any reason. In the event of the death of an Optionee while in the employ of the Company or a Subsidiary, the Option theretofore granted to him or her shall be exercisable by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's right shall have passed under the Optionee's will or under the laws of descent and distribution, within one year following the date of death of such other period as may be specified in the Option Agreement, but in no case later than the expiration date of such Option, and then only to the extent that the Optionee was entitled to exercise such Option at the date of his death.

9.      DILUTION OR OTHER ADJUSTMENTS

        The number of shares of Common Stock authorized for issuance under this Plan, as well as the Exercise Price of any Options and the number of shares of Common Stock issuable under any Option will be subject to adjustment by the Committee, in its sole discretion, to reflect any stock

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split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock or other similar event.

10.     EXPIRATION AND TERMINATION OF THE PLAN

        Options may be granted at any time under Section 6(a) of the Plan prior to the tenth anniversary of the Plan Adoption Date, as long as the total number of shares of Common Stock which may be issued pursuant to Options granted under this Plan does not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board except with respect to any Options then outstanding under the Plan.

11.     RESTRICTIONS ON ISSUANCE OF SHARES

        (a) The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of any Option granted under this Plan unless:

               (i) the shares with respect to which such Option is being exercised have been registered under applicable federal securities laws or the issuance of which is exempt from such registration;

               (ii) the prior approval of such sale or issuance has been obtained from, or such sale or issuance is exempt from, any applicable state regulatory body having jurisdiction; and

               (iii) in the event the Common Stock has been listed on any exchange, the shares with respect to which such Option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

If the shares of Common Stock to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it, as the Company may reasonably request.

        (b) Any shares of Common Stock issued to an officer or director of the Company pursuant to the Plan shall not be transferred until at least six months have elapsed from the date of grant of such Option to the date of disposition of the Common Stock underlying such Option.

        (c) The Committee may impose such other restrictions on the ownership and transfer of shares of Common Stock issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any Option Agreement entered into hereunder.

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12.     PROCEEDS

        The proceeds to be received by the Company upon exercise of any Option granted under this Plan will constitute general funds of the Company and may be used for any proper purposes.

13.     AMENDMENT OF THIS PLAN

        (a) AMENDMENT OF PLAN. The Board may amend the Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the Options granted hereunder shall conform to any change in applicable laws, including tax laws, or regulations or rulings of administrative agencies or in order that Options granted or shares of Common Stock acquired upon exercise of such Options may qualify for simplified registration under applicable securities or other laws; provided, however, that no amendment may be made which would materially (a) increase the benefits accruing to participants under this Plan,
(b) increase the number of securities which may be issued under this Plan, other than in accordance with Section 9 hereof, or (c) modify the requirements as to eligibility for participation in this Plan, unless and until the same is approved by the affirmative vote, in person, by proxy or by the written consent, of the holders of a majority of the shares of Common Stock present and entitled to vote at a meeting held to take such action at which a quorum is present.

        (b) AMENDMENTS RELATING TO INCENTIVE STOCK OPTIONS. To the extent applicable, this Plan is intended to permit the issuance of Incentive Stock Options in accordance with the provisions of Section 422 of the Code. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

14.     STOCKHOLDER'S APPROVAL

        The Plan shall be submitted to the Company's stockholders for approval. The Committee may grant Options under the Plan prior to the time of stockholder approval, which Options will be effective when granted, but if for any reason the stockholders of the Company do not approve the Plan prior to the one year from the date of adoption of the Plan by the Board, all Options granted under the Plan will automatically terminate and be of no effect, and no Option may be exercised in whole or in part prior to such stockholder approval.

15.     LIABILITY OF THE COMPANY

        None of the Company, its directors, officers or employees, any of the Subsidiaries which are in existence or hereafter come into existence or their directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

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16.     MISCELLANEOUS

        (a) RESTRICTIONS UPON RESALE OF UNREGISTERED STOCK. If the shares of Common Stock that have been transferred to a Key Employee pursuant to the terms of this Plan are not registered under the Securities Act pursuant to an effective registration statement, such Key Employee, if the Committee deems it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by the Key Employee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act and
(ii) that the Key Employee is acquiring such shares of Common Stock for his or her account and not with a view to the distribution thereof.

        (b) FAIL-SAFE PROVISION. If the Common Stock is or becomes registered under Section 12 of the Exchange Act, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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                               STOCK OPTION GRANT
                                ACCOMPANYING THE
                      KEY MANAGEMENT STOCK OPTION AGREEMENT

        In recognition of your past service, and as an incentive for your future service, to TPG Holdings, Inc. (the "Company") or any of its Subsidiaries, the Committee of the Board of Directors hereby grants to you the following stock options pursuant to the TPG Holdings, Inc. Key

Management Stock Option Plan (1996) (the "Plan"):

1.      NONSTATUTORY STOCK OPTIONS.

        Nonstatutory stock options to purchase N/A shares of the Company's Common Stock, $1.00 par value, at an exercise price of $ N/A per share.

2.      INCENTIVE STOCK OPTIONS.

        Options intended to qualify as incentive stock options to purchase _____ shares of the Company's Common Stock, $1.00 par value, at an exercise price of $3.38 per share, which the Optionee hereby agrees is at least equal to the fair market value of the Common Stock as of the date of grant (or 110% of such fair market value, if the Optionee owns, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Company.

        Any option granted hereby shall be subject to the terms of the Plan and the accompanying TPG Holdings, Inc. Key Management Stock Option Agreement.

        The accompanying TPG Holdings, Inc. Key Management Stock Option Agreement, which is attached hereto and made a part hereof, is agreed to and effective as of June 5, 1996, which date shall be the Date of Grant for purposes of the Plan and the Key Management Stock Option Agreement.

COMPANY:                                                  OPTIONEE:

                                                By:____________________________
____________________________________
Name:_______________________________
Title:______________________________

                                            Address:___________________________

                                                   ____________________________

                                                   ____________________________

                                    Social Security No.:_______________________

                      KEY MANAGEMENT STOCK OPTION AGREEMENT

        This TPG Holdings, Inc. Key Management Stock Option Agreement (this "Agreement") is entered into by and between TPG Holdings, Inc. (the "Company") and the individual employee and/or director whose name is set forth on the immediately preceding page of this Agreement (the "Optionee"), effective as of the date set forth on such page.

RECITALS

        The TPG Holdings, Inc. Key Management Stock Option Plan (1996) (the "Plan") provides for, among other things, the grant of Nonstatutory Options and Incentive Stock Options to purchase shares of common stock, $1.00 par value ("Common Stock"), of the Company upon the terms and subject to the conditions, restrictions, and limitations set forth in the Plan and as determined by the Committee.

        Pursuant to the Plan, the Committee has approved the execution of this Agreement and the grant to Optionee of the Options set forth on the immediately preceding page.

AGREEMENT

1.      DEFINITIONS.

        The capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given such terms in the Plan, unless the context requires otherwise.

2.      GRANT.

        The Company does hereby grant to the Optionee those Options set forth on the immediately preceding page, subject to the terms and conditions of the Plan and this Agreement.

3.      VESTING.

        The Options granted pursuant to this Agreement shall vest in accordance with the vesting schedule attached hereto as Schedule A. Options are subject to forfeiture, as set forth in Section 7 of this Agreement, until such time as the Options vest pursuant to Schedule A.

4.      EXERCISE PRICE.

        The exercise price or prices for Options granted pursuant to this Agreement are set forth on the immediately preceding page of this Agreement.

5.      EXERCISE.

        (a) METHOD OF EXERCISE. Options may be exercised only by written notice (the "Exercise Notice") by the Optionee to the Company at its principal executive office. The date of exercise shall be the date of the postmark of the Exercise Notice or the date received by the Company if delivered other than by mail. The Exercise Notice shall state the number of shares covered by the Options to be exercised, and shall include the Optionee's complete name, address, and social security number.

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        If the shares of Common Stock to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), any Option granted under this Agreement may be exercised by a broker-dealer acting on behalf of the Optionee if (i) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

        (b) PAYMENT ON EXERCISE. No shares of Common Stock will be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option will be made in cash or by certified or casher's check. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto by the Company in person or by certified mail. No person will have any rights as a stockholder with respect to any shares of Common Stock covered by an Option unless and until he or she has become the holder of record of such share, and except as otherwise permitted by Section 9 of the Plan and Section 9 of this Agreement, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property or distributions of other rights) in respect of such share for which the record date is prior to the date on which such person has become the holder of record.

        (c) PAYMENT OF APPRECIATION IN CASH. Upon exercise of an Option, the Company shall, in its sole discretion, determine whether to issue Common Stock after payment of the Exercise Price by the Optionee, or, in lieu thereof, pay to the Optionee, Common Stock or any combination of cash and Common Stock as the Company deems advisable in an amount equal to the excess of the fair market value per share on the Exercise Date, as determined by the Company, over the per share Exercise Price under such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof being exercised (the "Stock Appreciation"). If the Stock Appreciation is paid, the Optionee will not be required to pay the Exercise Price, and the Option to purchase shares hereunder shall terminate with respect to the number of shares for which the Stock Appreciation is paid. Payment of the Stock Appreciation shall be subject to any applicable withholding and other taxes.

        (d) TAX WITHHOLDING. In the case of the exercise of an Option by an Optionee with respect to which withholding of federal, state, local or other taxes is required, as determined by the Company in its sole discretion, no shares of Common Stock will be issued upon the exercise of such Option until such time as the Optionee has provided the Company with sufficient payment to satisfy the obligation to withhold such taxes.

6.      TERM OF STOCK OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE

        The Option granted pursuant to this Agreement shall terminate at the first of (a) June 5, 2006, or (b) the date specified in Section 7. Moreover, no Incentive Stock Option granted pursuant to the Plan shall be exercisable (a) more than five (5) years after the Date of Grant with respect to a 10- Percent Stockholder, and (b) more than ten (10) years after the Date of Grant with respect to all persons other than 10-Percent Stockholders, and no Nonstatutory Option granted pursuant to the Plan

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shall be exercisable more than ten (10) years after the Date of Grant. The
Company shall not be required to issue any fractional shares of Common Stock upon the exercise of any Options granted under this Agreement. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares of Common Stock subject to an Option unless and until said Option has been exercised and the Exercise Price for the shares of Common Stock in respect of which the Option has been exercised has been paid. An Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's right under the option by will or under the laws of descent and distribution.

7.      TERMINATION OF EMPLOYMENT.

        (a) IN GENERAL. No portion of any Option granted pursuant to this Agreement, whether vested or unvested, shall be exercisable on or after the termination of the Optionee's employment other than as a result of (i) the Optionee's death or Disability, as defined below, or (ii) the Optionee's Termination Without Cause; as defined below. No additional Options shall vest after the Optionee's termination pursuant to this Section 7(a).

        (b) DEATH OR DISABILITY. In the event of the death or disability of the Optionee while employed by the Company or any Subsidiary, the vested portion of any Option granted pursuant to this Agreement shall be exercisable within one year following the date of death or disability, but in no case later than the expiration date of such Option, and then only to the extent that the Optionee was entitled to exercise such Option at the date of his death or disability, (i) in the event of Optionee's death, by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's right shall have passed under the Optionee's will or under the laws of descent and distribution, or (ii) in the event of the Optionee's Disability, by the Optionee's personal representative. Except as otherwise provided in Schedule A, attached hereto, no additional Options shall vest after the Optionee's termination pursuant to this Section 7(b). "Disability" for purposes of this Agreement shall mean a disability or illness whereby the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Company shall determine the date of Disability.

        (c) TERMINATION WITHOUT CAUSE. If the Optionee's employment is Terminated Without Cause, the vested portion of any Option granted pursuant to this Agreement shall be exercisable by the Optionee for a period of three months following the date of such termination, but in no event later than the expiration date of such Option. "Termination Without Cause" for purposes of this Agreement shall mean termination other than based upon, in the reasonable discretion of the Company, an Optionee's inability to meet minimum performance requirements, dishonesty, fraud, negligence, or any other such action or inaction with a material detrimental effect on the Company or any Subsidiary.

8.      OPTIONS NOT TRANSFERABLE.

        The Options granted pursuant to this Agreement are non-transferable by the Optionee and, as such, may not be sold, assigned, pledged, mortgaged, or otherwise transferred or disposed of other than by will or the laws of descent and distribution. During the lifetime of the Optionee, such Options are exercisable only by him or her or, if disabled, his or her legal representatives. No transfer of an Option by the Optionee by will or the laws of descent and distribution will be effective upon the Company unless the Company has been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

9.      DILUTION OR OTHER ADJUSTMENTS.

        The number of shares of Common Stock subject to the Options granted pursuant to this Agreement, as well as the Exercise Price of such Options, will be subject to adjustment by the Committee, in its sole discretion, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares of Common Stock or other similar event.

10.     RESTRICTIONS ON ISSUANCE OF SHARES.

        (a) IN GENERAL. The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of any Option granted under this Agreement unless:

               (i) the shares with respect to which such Option is being exercised have been registered under applicable federal securities laws or the issuance of which is exempt from such registration;

               (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

               (iii) in the event the Common Stock has been listed on any exchange, the shares with respect to which such Option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

If the shares of Common Stock to be issued upon the exercise of any Option granted under this Agreement are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such evidence and representations, including an option of counsel, satisfactory to it, as the Company may reasonably request.

        (a) OFFICERS AND DIRECTORS. Any shares of Common Stock issued to an officer or director of the Company pursuant to this Agreement shall not be transferred until at least six months have elapsed from the Date of Grant of such Option to the date of disposition of the Common Stock underlying such Option.

11.     AMENDMENT OF PLAN AND AGREEMENT.

        (a) AMENDMENT OF PLAN AND AGREEMENT. Except as provided in the Plan, the Board may amend the Plan and this Agreement from time to time in such respects as it may deem advisable in its sole discretion or in order that the Options granted hereunder shall conform to any change in applicable laws, including tax laws, or regulations or rulings of administrative agencies or in order that Options granted or shares of Common Stock acquired upon exercise of such Options may qualify for simplified registration under applicable securities or other laws.

        (b) AMENDMENTS RELATING TO INCENTIVE STOCK OPTIONS. To the extent applicable, the Plan and this Agreement are intended to permit the issuance of Incentive Stock Options in accordance with the provisions of Section 422 of the Code. This Plan and this Agreement may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted, if such amendment or modification is necessary for the Plan, this Agreement, and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

12. LIABILITY OF THE COMPANY.

        None of the Company, its directors, officers or employees, any of the Subsidiaries which are in existence or hereafter come into existence, or their directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

13. NO GUARANTEE OF EMPLOYMENT. Nothing in the Plan or in this Agreement will in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate an Optionee's employment at any time, without regard to the effect of such termination on any rights the Optionee would otherwise have under the Plan, or give any right to the Optionee to remain employed by the Company or a Subsidiary in any particular position or at any particular rate of compensation.

14. SHAREHOLDER'S AGREEMENT. As a condition precedent to the issuance of shares pursuant to the terms of this Option, Optionee, or his guardian or personal representative, must execute a Shareholders' Agreement in the form previously entered into by the Company and the shareholders of the Company, subject to any amendment in accordance with the terms of such Shareholders' Agreement before Optionee exercised the Option, except that the provisions of this Section 14 shall not be applicable if the Common Stock of the Company is traded in the over-the-counter market, the NASDAQ National Market or upon any securities exchange. Concurrent with the issuance of such shares, the Optionee, his personal representative, or his guardian shall execute such Shareholders' Agreement and deliver such executed agreement to the Company.

15.     CONFLICTS WITH PLAN.

        In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

16.     MISCELLANEOUS.

        (a) RESTRICTIONS UPON RESALE OF UNREGISTERED STOCK. If the shares of Common Stock that have been transferred to the Optionee pursuant to the terms of this Agreement are not registered under the Securities Act pursuant to an effective registration statement, such Optionee, if the Committee deems it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by the Optionee pursuant to this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act and
(ii) that the Optionee is acquiring such shares of Common Stock for his or her account and not with a view to the distribution thereof.

        (b) FAIL-SAFE PROVISION. If the Common Stock is or becomes registered under Section 12 of the Exchange Act, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan and this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or this Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        (c) RECEIPT AND REVIEW OF PLAN. Optionee acknowledges receipt of a copy of the Plan. Optionee further acknowledges notice of the terms, conditions, and limitations contained in the Plan, and agrees to the rights of the Company to repurchase unvested Options and Common Stock pursuant to Section 7 of this Agreement.

        (d) SEVERABILITY. If any provision of this Agreement for any reason should be found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted without the invalid, illegal, or unenforceable provision or portion thereof.

        (e) EQUITABLE RELIEF. The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or any action for damages, or all of them, and any of such actions may be brought in Atlanta, Fulton County, Georgia.

        (f) APPLICABLE STATE LAW. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Georgia, without regard to any conflict of law provisions therein.

        (g) This Option is subject to approval of the Plan by the stockholders of the Company prior to June 5, 1997. Subject to such approval, this Option is effective on the Date of Grant. If the Plan is not so approved, this Option will be of no effect. No portion of this Option may be exercised prior to such stockholder approval.

                                   SCHEDULE A

                                       TO

                      KEY MANAGEMENT STOCK OPTION AGREEMENT

        If the Optionee is not terminated prior to the applicable Vesting Date, then twenty percent (20%) of the Options granted pursuant to this Agreement shall vest each year, and become exercisable, on the anniversary of the date of this Agreement in accordance with the following schedule:

               VESTING PERCENTAGE                         VESTING DATE
                      20%                                 1st anniversary
                      20%                                 2nd anniversary
                      20%                                 3rd anniversary
                      20%                                 4th anniversary
                      20%                                 5th anniversary

PROVIDED, HOWEVER, that upon the termination of the Optionee's employment or position as a director (or the later to occur of his or her employment or position as a director if he or she is both an employee and a director) as a result of death, Disability, Termination Without Cause or Voluntary Termination for Good Reason, Options granted pursuant to this Agreement shall vest to the extent and as if the Optionee's employment or position as a director continued through the next Vesting Date following the date of such termination, and thereafter shall cease to vest.